SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 28, 2000
(To Prospectus dated November 27, 2000)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2000-4

                                 ------------



--------------------------
The Class AV-2
Certificates represent
obligations of the trust        The Class AV-2 Certificates
only and do not
represent an interest in         o   This  supplement  relates  to the  offering  of the Class AV-2  Certificates  of the
or obligation of                     series  referenced  above.  This  supplement does not contain  complete
CWABS, Inc.,                         information about the  offering  of the  Class  AV-2  Certificates.  Additional
Countrywide Home                     information  is contained  in the  prospectus  supplement  dated  November  28,
Loans, Inc.,                         2000,  prepared  in connection with the offering of the offered  certificates  of
Countrywide Home                     the series  referenced above and in the  prospectus  of the  depositor  dated
Loans Servicing LP or                November 27,  2000.  You are urged to read this  supplement,  the  prospectus
any of their affiliates.             supplement  and the  prospectus in full.

This supplement may be           o   As of June 25, 2004, the certificate principal balance of the Class AV-2
used to offer and sell the           Certificates was approximately $38,335,310.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
--------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class AV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 1, 2004

                               THE MORTGAGE POOL

     As of June 1, 2004 (the "Reference Date"), the Loan Group 1 included approximately 563 Mortgage Loans having an aggregate Stated Principal Balance of approximately $40,872,623, Loan Subgroup 2A included approximately 620 Mortgage Loans having an aggregate Stated Principal Balance of approximately $48,654,230 and Loan Subgroup 2B of the included approximately 788 Mortgage Loans having an aggregate Stated Principal Balance of approximately $64,727,832.

     The following table summarizes the delinquency and foreclosure experience of t he Mortgage Loans as of the Reference Date.



                                                                                  As of June 1, 2004
                                                                         ---------------------------------------
                                                                            Loan            Loan           Loan
                                                                           Group 1        Subgroup       Subgroup
                                                                                             2A             2B
Total Number of Mortgage Loans..............................                    563          620           788
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days.........................................                  3.91%          5.00%         5.58%
         60-90 days.........................................                  1.24%          0.48%         1.40%
         91 days or more (excluding pending foreclosures)...                  0.89%          1.61%         2.92%
                                                                              -----          -----         -----
         Total Delinquencies................................                  6.04%          7.09%         9.90%
                                                                              =====          =====         =====
Foreclosures Pending........................................                  6.57%          9.19%         9.90%
                                                                              -----          -----         -----
Total Delinquencies and foreclosures pending................                 12.61%         16.28%        19.80%
                                                                             ======         ======        ======

-------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Seventeen (17) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Twenty-six (26) Mortgage Loans in Loan Sub group 2A have been converted and are, as of the Reference Date, REO loans. Forty-three (43) Mortgage Loans in Loan Subgroup 2B have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of such Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                     Delinquency and Foreclosure Experience
                                  -----------------------------------------------------------------------------------
                                        As of December 31, 2000                       As of December 31, 2001
                                  ----------------------------------         ----------------------------------------
                                  Principal Balance       Percentage         Principal Balance             Percentage
                                  -----------------       ----------         -----------------             ----------
Total Portfolio                   $7,867,335,642.62        100.00%           $9,081,242,926.99              100.00%
Delinquency Percentage
30-59 Days                          $617,079,497.93          7.84%             $806,843,594.55                8.88%
60-89 Days                           209,082,975.61          2.66%              255,443,513.99                2.81%
90+ Days                              87,295,342.66          1.11%              103,605,792.49                1.14%
                                  -----------------       ----------         -----------------             ----------
Sub-Total                           $913,457,816.20         11.61%           $1,165,892,900.03               12.84%
                                  -----------------       ----------         -----------------             ----------
Foreclosure Rate                    $231,465,019.95          2.94%             $356,652,093.38                3.93%
Bankruptcy Rate                     $109,183,964.35          1.39%             $232,679,880.26                2.56%

                                                     Delinquency and Foreclosure Experience
                                  -----------------------------------------------------------------------------------
                                        As of December 31, 2002                       As of December 31, 2003
                                  ----------------------------------         ----------------------------------------
                                  Principal Balance       Percentage         Principal Balance             Percentage
                                  -----------------       ----------         -----------------             ----------
Total Portfolio                  $10,499,524,957.75        100.00%          $20,666,799,653.23              100.00%
Delinquency Percentage
30-59 Days                          $776,262,182.66          7.39%            1,237,075,952.99                5.99%
60-89 Days                           272,447,833.46          2.59%              369,166,558.52                1.79%
90+ Days                            $112,192,108.56          1.07%              101,415,871.40                 .49%
                                  -----------------       ----------         -----------------             ----------
Sub-Total                         $1,160,902,124.68         11.06%           $1,707,668,382.91                8.26%
                                  -----------------       ----------         -----------------             ----------
Foreclosure Rate                    $277,872,737.06          2.65%              322,168,334.41                1.56%
Bankruptcy Rate                     $293,013,840.50          2.79%              305,504,468.46                1.48%


                                     Delinquency and Foreclosure
                                              Experience
                                  ----------------------------------
                                        As of March 31, 2004
                                  ----------------------------------
                                  Principal Balance       Percentage
                                  -----------------       ----------
Total Portfolio                     $29,161,649,073        100.00%
Delinquency Percentage
30-59 Days                           $1,421,444,465          4.87%
60-89 Days                              434,720,503          1.49%
90+ Days                                158,310,237          0.54%
                                  -----------------       ----------
Sub-Total                            $2,014,475,205          6.91%
                                  -----------------       ----------
Foreclosure Rate                       $385,837,835          1.32%
Bankruptcy Rate                        $384,005,661          1.32%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-2 CERTIFICATES

     The Class AV-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of June 25, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class AV-2 Certificates was approximately $38,335,310 evidencing a beneficial ownership interest of approximately 24.85% in the Trust Fund. As of the Certificate Date, the Group 1 Class A Certificates and the Subordinated Offered Group 1 Certificates had an aggregate principal balance of approximately $32,394,353 and $8,478,270, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 21.00% and 5.50%, respectively in the Trust Fund. As of the Certificate Date, the Group 2 Class A Certificates and the Subordinated Offered Group 2 Certificates had aggregate principal balances of $70,668,989 and $42,713,073, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 45.81% and 27.69%, respectively, in the Trust Fund. For additional information with respect to the Class AV-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The June 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six- month LIBOR Mortgage Index remains constant at 1.94% per annum, and the level of One-Month LIBOR remains constant at 1.36% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass- Through Margin for the Offered Group 2 Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass- Through Margin for the Offered Group 2 Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-2 Certificates is July 1, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) the weighted average Expense Fee Rate is approximately 1.01%, 1.09% and 1.06% for Loan Group 1, Loan Subgroup 2A and Loan Subgroup 2B, respectively, and (x) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 22% Prepayment Vector assumes prepayment rates of 2.2% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 22% Prepayment Vector assumes a constant prepayment rate of 22% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assump tion which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class AV-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                                          Percent of Certificate Principal
                                           Balance Outstanding

Adjustable Rate Mortgage Loans -    PV:      0%        10%       16%      22%       28%      34%       40%      46%
                                                       ---       ---      ---       ---      ---       ---      ---
(Percentages of the Prepayment      CP:      0%        15%       22%      30%       37%      45%       52%      60%
                                             --        ---       ---      ---       ---      ---       ---      ---
Model)

Distribution Date

Initial Percent                             100%      100%       100%     100%     100%     100%      100%      100%
June 25, 2005                                100       100       100       94       84       73        63        52
June 25, 2006                                100       96         80       64       51       38        28        18
June 25, 2007                                100       80         61       43       30       18        11        4
June 25, 2008                                100       67         46       28       17        8         2        0
June 25, 2009                                100       55         34       18        8        2         0        0
June 25, 2010                                100       45         25       11        3        0         0        0
June 25, 2011                                100       37         18       6         0        0         0        0
June 25, 2012                                100       30         13       2         0        0         0        0
June 25, 2013                                100       24         8        0         0        0         0        0
June 25, 2014                                100       19         5        0         0        0         0        0
June 25, 2015                                100       15         2        0         0        0         0        0
June 25, 2016                                100       11         1        0         0        0         0        0
June 25, 2017                                100        8         0        0         0        0         0        0
June 25, 2018                                100        6         0        0         0        0         0        0
June 25, 2019                                98         4         0        0         0        0         0        0
June 25, 2020                                93         2         0        0         0        0         0        0
June 25, 2021                                87         1         0        0         0        0         0        0
June 25, 2022                                81         0         0        0         0        0         0        0
June 25, 2023                                74         0         0        0         0        0         0        0
June 25, 2024                                66         0         0        0         0        0         0        0
June 25, 2025                                58         0         0        0         0        0         0        0
June 25, 2026                                49         0         0        0         0        0         0        0
June 25, 2027                                39         0         0        0         0        0         0        0
June 25, 2028                                27         0         0        0         0        0         0        0
June 25, 2029                                15         0         0        0         0        0         0        0
June 25, 2030                                 1         0         0        0         0        0         0        0
June 25, 2031                                 0         0         0        0         0        0         0        0
Weighted Average Life (years) (1)           21.40     6.51       4.45     3.17     2.47     1.93      1.58      1.28
Weighted Average Life (years)(1)(2)         14.57     1.82       1.23     0.90     0.65     0.57      0.40      0.32

     -----------------------------------
     (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

     (2) To the Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class AV-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class AV-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since November, 2000, the amendment did not make any changes that are material to the availability of exemptive relief for the purchase of the Class AV-2 Certificates.

                                    RATINGS

     The Class AV-2 Certificates are currently rated "AAA" by Fitch, Inc., "Aaa" by Moody's Investors Services, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


Summary of Loans in Loan Subgroup 1                                                   Range
(As of the Mortgage Date)                                                             -----



Characteristics of Fixed Rate Mortgage Loans
Total Number of Loans                                                     563
Aggregate Principal Balance                                       $40,872,623
Average Principal Balance                                             $72,598        $3,641  to    $798,168
Weighted Average Mortgage Rate                                         10.71%         7.75%  to      16.25%
Weighted Average Original Term to Maturity (months)                       315           120  to         360
Weighted Average Remaining Term to Maturity (months)                      272            77  to         319
Weighted Average Loan-to-Value Ratio                                   76.38%         8.17%  to     100.00%
Weighted Average FICO Credit Score                                        607
Percentage of Pool Secured by 1st Liens                                98.04%
Percentage of Pool Secured by 2nd liens                                 1.96%


Mortgage Loan Programs

                                                    Number of             Aggregate       Percentage of
Loan Programs                                  Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
FIXED 15YR                                                104            $4,966,750               12.15 %
FIXED 20YR                                                  1                46,629                0.11
FIXED 30YR                                                360            30,609,270               74.89
FIXED 10YR -2nd                                             2                54,680                0.13
FIXED 15YR -2nd                                            21               497,725                1.22
FIXED 20YR -2nd                                             2               137,662                0.34
FIX30/15 BAL                                               71             4,447,719               10.88
FIX30/15 BAL -2nd                                           2              $112,188                0.27
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances


Range of Mortgage Loan                              Number of             Aggregate       Percentage of
Principal Balances ($)                         Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
$0 - $25000                                                60            $1,146,506                2.81 %
$25000.01 - $50000                                        186             6,773,050               16.57
$50000.01 - $75000                                        152             9,125,680               22.33
$75000.01 - $100000                                        67             5,797,073               14.18
$100000.01 - $ 150000                                      50             5,953,103               14.57
$150000.01 - $ 200000                                      23             4,065,547                9.95
$200000.01 - $ 250000                                       6             1,281,350                3.13
$250000.01 - $ 300000                                       7             1,880,425                4.60
$300000.01 - $ 350000                                       5             1,670,656                4.09
$350000.01 - $ 400000                                       3             1,107,984                2.71
$400000.01 - $ 450000                                       3             1,273,081                3.11
$750000.01 - $ 800000                                       1               798,168                1.95
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------




Mortgage Rates

Range of Mortgage                                   Number of             Aggregate       Percentage of
Rates (%)                                      Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
7.501 - 8.000                                               1              $444,049                1.09 %
8.001 - 8.500                                              12             2,153,498                5.27
8.501 - 9.000                                              38             4,619,522               11.30
9.001 - 9.500                                              33             3,636,406                8.90
9.501 - 10.000                                             49             4,574,141               11.19
10.001 - 10.500                                            57             4,716,720               11.54
10.501 - 11.000                                            74             6,078,831               14.87
11.001 - 11.500                                            57             3,469,923                8.49
11.501 - 12.000                                            60             3,493,906                8.55
12.001 - 12.500                                            44             2,101,273                5.14
12.501 - 13.000                                            45             1,867,870                4.57
13.001 - 13.500                                            28             1,198,902                2.93
13.501 - 14.000                                            28             1,134,953                2.78
14.001 - 14.500                                            12               539,243                1.32
14.501 - 15.000                                            13               533,259                1.30
15.001 - 15.500                                             6               108,746                0.27
15.501 - 16.000                                             4               109,266                0.27
16.001 - 16.500                                             2                92,114                0.23
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------


Remaining Term to Maturity

Range of Remaining Term                             Number of             Aggregate       Percentage of
to Maturity (Months)                           Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
1 - 120                                                     2               $54,680                0.13 %
121 - 180                                                 198            10,024,383               24.53
181 - 300                                                   3               184,291                0.45
301 - 360                                                 360           $30,609,270               74.89
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios (Includes CLTVs for 2nd Liens)

Range of Original                                   Number of             Aggregate       Percentage of
Loan-to-Value ratios (%)                       Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
50.00 or Less                                              30            $1,060,868                2.60 %
50.01-55.00                                                16               692,027                1.69
55.01-60.00                                                21             1,527,459                3.74
60.01-65.00                                                45             2,673,208                6.54
65.01-70.00                                                79             4,829,238               11.82
70.01-75.00                                               109             7,501,297               18.35
75.01-80.00                                               135            11,072,827               27.09
80.01-85.00                                                52             4,986,897               12.20
85.01-90.00                                                63             5,831,471               14.27
90.01-95.00                                                 3               315,005                0.77
95.01-100.00                                               10               382,323                0.94
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------




State Distribution of Mortgaged Properties

                                                    Number of             Aggregate       Percentage of
State                                          Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
Alabama                                                     2              $147,322                0.36 %
Alaska                                                      2               164,280                0.40
Arizona                                                     8               450,218                1.10
Arkansas                                                    4               163,792                0.40
California                                                 29             3,784,342                9.26
Colorado                                                    4               213,699                0.52
Connecticut                                                 2               105,740                0.26
Delaware                                                    5               331,065                0.81
District Of Columbia                                        3               213,722                0.52
Florida                                                    56             3,689,869                9.03
Georgia                                                    22             1,338,734                3.28
Hawaii                                                      7             1,222,978                2.99
Idaho                                                      10               744,331                1.82
Illinois                                                   11               705,905                1.73
Indiana                                                    16               673,449                1.65
Iowa                                                        1                 9,718                0.02
Kansas                                                      5               588,728                1.44
Kentucky                                                   12               817,167                2.00
Louisiana                                                  16             1,021,611                2.50
Maine                                                       3               181,455                0.44
Maryland                                                   11             1,279,205                3.13
Massachusetts                                               3               345,679                0.85
Michigan                                                   47             2,381,686                5.83
Minnesota                                                   1                28,187                0.07
Mississippi                                                 3               165,218                0.40
Missouri                                                   13               471,636                1.15
Montana                                                     1               $30,198                0.07
Nebraska                                                    5               236,790                0.58
Nevada                                                      9             1,071,016                2.62
New Jersey                                                  2               461,165                1.13
New Mexico                                                  3               153,189                0.37
New York                                                   18             2,801,194                6.85
North Carolina                                             16               902,902                2.21
Ohio                                                       22             1,159,911                2.84
Oklahoma                                                   18               977,176                2.39
Oregon                                                      8               719,526                1.76
Pennsylvania                                               33             1,873,186                4.58
South Carolina                                              6               468,551                1.15
South Dakota                                                2               231,959                0.57
Tennessee                                                  42             2,991,629                7.32
Texas                                                      60             3,667,128                8.97
Utah                                                        6               646,488                1.58
Virginia                                                    4               195,190                0.48
Washington                                                  5               817,706                2.00
West Virginia                                               1                38,158                0.09
Wisconsin                                                   6               189,827                0.46
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------




FICO Credit Scores


                                                    Number of             Aggregate       Percentage of
Range of FICO Credit Scores                    Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
781 - 800                                                   1               $87,624                0.21 %
761 - 780                                                   1               105,579                0.26
741 - 760                                                   2               232,288                0.57
721 - 740                                                   6               325,042                0.80
701 - 720                                                  10               789,251                1.93
681 - 700                                                  15             1,321,420                3.23
661 - 680                                                  30             2,455,853                6.01
641 - 660                                                  61             4,639,413               11.35
621 - 640                                                  74             5,761,824               14.10
601 - 620                                                  97             7,166,180               17.53
581 - 600                                                  87             5,817,177               14.23
561 - 580                                                  59             3,429,812                8.39
541 - 560                                                  46             3,808,966                9.32
521 - 540                                                  38             2,949,510                7.22
501 - 520                                                  21               930,132                2.28
500 or less                                                 8               545,054                1.33
Missing                                                     7               507,496                1.24
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------




Types of Mortgaged Properties

                                                    Number of             Aggregate       Percentage of
Property Types                                 Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
Single Family Residence                                   451           $31,161,347               76.24 %
Planned Unit Development                                   35             4,204,481               10.29
Low-Rise Condominium                                       19               951,125                2.33
2-4 Family Residence                                       25             2,696,400                6.60
Manufactured Housing (treated as real property)            32             1,835,243                4.49
High-Rise Condominium                                       1                24,027                0.06
-------------------------------------------------------------------------------------------------------
Total                                                     563          $140,054,544              100.00 %
-------------------------------------------------------------------------------------------------------


Purpose of Mortgage Loans

                                                    Number of             Aggregate       Percentage of
Loan Purpose                                   Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                      325           $23,353,432               57.14 %
Purchase                                                  169            12,271,658               30.02
Refinance (Rate-Term)                                      69             5,247,532               12.84
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------




Occupancy Types of the Mortgage Loans

                                                    Number of             Aggregate       Percentage of
Occupancy Type                                 Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
Primary Residence                                         509           $38,326,567               93.77 %
Investment Property                                        46             1,581,692                3.87
Secondary Residence                                         8               964,364                2.36
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------


Document Type


                                                    Number of             Aggregate       Percentage of
Document Type                                  Mortgage Loans     Principal Balance     Loan Subgroup 1
-------------------------------------------------------------------------------------------------------
Full                                                      391           $28,940,718               70.81 %
Stated Income                                             141             9,641,815               23.59
Simple                                                     31             2,290,091                5.60
-------------------------------------------------------------------------------------------------------
Total                                                     563           $40,872,623              100.00 %
-------------------------------------------------------------------------------------------------------

Summary of Loans in Loan Subgroup 2A                                                  Range
(As of the Mortgage Date)                                                             -----


Characteristics of Adjustable Rate Mortgage Loans and
Fixed Rate Mortgage Loans - Combined
Total Number of Loans                                                     620
Aggregate Principal Balance                                       $48,654,230
Average Principal Balance                                             $78,475        $1,090  to    $244,600
Weighted Average Mortgage Rate                                         10.50%         5.38%  to      18.38%
Weighted Average Original Term to Maturity (months)                       360           360  to         360
Weighted Average Remaining Term to Maturity (months)                      317           308  to         319
Weighted Average Loan-to-Value Ratio                                   78.59%        25.00%  to      95.00%
Weighted Average FICO Credit Score                                        596
Percentage of Pool Secured by 1st Liens                               100.00%
Percentage of Pool Secured by 2nd liens                                 0.00%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                          6.493%        1.000%  to      9.340%
Weighted Average Maximum Mortgage Rate                                17.586%       14.000%  to     25.375%
Weighted Average Minimum Mortgage Rate                                10.672%        7.000%  to     18.375%


Mortgage Loan Programs

                                                    Number of             Aggregate       Percentage of
Loan Programs                                  Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                           620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

Range of Mortgage Loan                              Number of             Aggregate       Percentage of
Principal Balances ($)                         Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
$0 - $25000                                                39              $773,856                1.59 %
$25000.01 - $50000                                        134             5,041,507               10.36
$50000.01 - $75000                                        172            10,697,932               21.99
$75000.01 - $100000                                       135            11,854,347               24.36
$100000.01 - $ 150000                                      89            10,907,030               22.42
$150000.01 - $ 200000                                      35             5,854,192               12.03
$200000.01 - $ 250000                                      16             3,525,366                7.25
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------


Mortgage Rates


Range of Mortgage                                   Number of             Aggregate       Percentage of
Rates (%)                                      Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
5.001 - 5.500                                               1               $99,590                0.20 %
5.501 - 6.000                                               4               410,516                0.84
6.001 - 6.500                                               2               208,393                0.43
6.501 - 7.000                                               5               472,966                0.97
7.001 - 7.500                                               7               893,537                1.84
7.501 - 8.000                                               5               483,061                0.99
8.001 - 8.500                                              10               972,804                2.00
8.501 - 9.000                                              27             2,895,682                5.95
9.001 - 9.500                                              39             4,161,053                8.55
9.501 - 10.000                                             85             8,050,239               16.55
10.001 - 10.500                                            92             7,513,818               15.44
10.501 - 11.000                                           105             7,804,460               16.04
11.001 - 11.500                                            68             4,578,089                9.41
11.501 - 12.000                                            55             3,714,307                7.63
12.001 - 12.500                                            29             1,773,493                3.65
12.501 - 13.000                                            37             2,137,527                4.39
13.001 - 13.500                                            17               821,078                1.69
13.501 - 14.000                                            13               648,419                1.33
14.001 - 14.500                                             7               553,586                1.14
14.501 - 15.000                                             5               213,480                0.44
15.501 - 16.000                                             3               129,013                0.27
16.001 - 16.500                                             2                80,801                0.17
16.501 - 17.000                                             1                13,694                0.03
18.001 - 18.500                                             1                24,625                0.05
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




Remaining Term to Maturity

Range of Remaining Term                             Number of             Aggregate       Percentage of
to Maturity (Months)                           Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
301 - 360                                                 620            48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------



Original Loan-to-Value

Range of Original                                   Number of             Aggregate       Percentage of
Loan-to-Value ratios (%)                       Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
50.00 or Less                                              17            $1,150,640                2.36 %
50.01-55.00                                                 5               216,577                0.45
55.01-60.00                                                16             1,177,116                2.42
60.01-65.00                                                32             2,141,676                4.40
65.01-70.00                                                81             4,863,455               10.00
70.01-75.00                                               110             8,147,483               16.75
75.01-80.00                                               159            13,244,091               27.22
80.01-85.00                                                85             7,410,689               15.23
85.01-90.00                                               102             9,223,883               18.96
90.01-95.00                                                13             1,078,619                2.22
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




State Distribution of Mortgaged Properties

                                                    Number of             Aggregate       Percentage of
State                                          Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
Alabama                                                     2              $145,576                0.30 %
Arizona                                                    11               897,880                1.85
Arkansas                                                    5               295,360                0.61
California                                                 38             4,880,726               10.03
Colorado                                                   11             1,119,934                2.30
Connecticut                                                 4               524,934                1.08
Delaware                                                    4               281,938                0.58
District of Columbia                                        2               183,438                0.38
Florida                                                    41             3,067,359                6.30
Georgia                                                    19             1,502,806                3.09
Hawaii                                                      2               222,133                0.46
Idaho                                                      11               922,880                1.90
Illinois                                                   23             1,956,667                4.02
Indiana                                                    38             2,214,571                4.55
Iowa                                                        1                93,542                0.19
Kansas                                                      5               520,470                1.07
Kentucky                                                   12               776,122                1.60
Louisiana                                                   7               741,905                1.52
Maryland                                                    7               634,122                1.30
Massachusetts                                               1               195,060                0.40
Michigan                                                   63             4,306,015                8.85
Minnesota                                                   7               564,673                1.16
Mississippi                                                 5               350,683                0.72
Missouri                                                   32             1,800,617                3.70
Montana                                                     1                71,633                0.15
Nevada                                                      5               518,993                1.07
New Jersey                                                  7               619,453                1.27
New Mexico                                                  3               241,906                0.50
New York                                                   10             1,160,693                2.39
North Carolina                                             28             2,047,710                4.21
Ohio                                                       33             2,277,416                4.68
Oklahoma                                                   19             1,019,094                2.09
Oregon                                                      3               413,434                0.85
Pennsylvania                                               26             1,264,562                2.60
South Carolina                                             10               768,065                1.58
Tennesee                                                   38             2,860,616                5.88
Texas                                                      38             2,548,839                5.24
Utah                                                        7               834,043                1.71
Vermont                                                     2               170,603                0.35
Virginia                                                    7               805,356                1.66
Washington                                                 18             1,934,641                3.98
West Virginia                                               6               309,332                0.64
Wisconsin                                                   7               485,526                1.00
Wyoming                                                     1               102,906                0.21
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




FICO Credit Scores


                                                    Number of             Aggregate       Percentage of
Range of FICO Credit Scores                    Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
821 or Greater                                              1              $102,906                0.21 %
781 - 800                                                   1                28,440                0.06
761 - 780                                                   2               210,426                0.43
721 - 740                                                   4               334,943                0.69
701 - 720                                                   5               531,785                1.09
681 - 700                                                  10               683,028                1.40
661 - 680                                                  24             2,064,264                4.24
641 - 660                                                  44             3,654,968                7.51
621 - 640                                                  82             6,495,084               13.35
601 - 620                                                  97             8,007,922               16.46
581 - 600                                                  99             8,338,802               17.14
561 - 580                                                  87             6,945,895               14.28
541 - 560                                                  52             3,896,702                8.01
521 - 540                                                  47             3,095,712                6.36
501 - 520                                                  39             2,661,589                5.47
500 or Less                                                16               886,364                1.82
NOT SCORED                                                 10               715,400                1.47
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------





Types of Mortgaged Properties

                                                    Number of             Aggregate       Percentage of
Property Types                                 Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
Single Family Residence                                   510           $38,441,940               79.01 %
Planned Unit Development                                   37            $4,180,952                8.59
Low-Rise Condominium                                       13            $1,195,385                2.46
2-4 Family Residence                                       22            $1,957,158                4.02
Manufactured Housing (treated as real property)            38            $2,878,795                5.92
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------


Purpose of Mortgage Loans

                                                    Number of             Aggregate       Percentage of
Loan Purpose                                   Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                      330           $25,383,444               52.17 %
Purchase                                                  248            19,992,178               41.09
Refinance (Rate-Term)                                      42             3,278,608                6.74
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




Occupancy Types of the Mortgage Loans

                                                    Number of             Aggregate       Percentage of
Occupancy Type                                 Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
Primary Residence                                         561           $45,432,290               93.38 %
Investment Property                                        54             2,926,404                6.01
Secondary Residence                                         5               295,536                0.61
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------



Document Type

                                                    Number of             Aggregate       Percentage of
Document Type                                  Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
Full                                                      466           $36,636,107               75.30 %
Stated Income                                             130            10,243,471               21.05
Simple                                                     24             1,774,653                3.65
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------


Gross Margin


Range of Gross                                      Number of             Aggregate       Percentage of
Margins (%)                                    Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
0.001 - 1.000                                               1               $45,658                0.09 %
3.001 - 4.000                                               1               155,485                0.32
4.001 - 5.000                                              15             1,545,603                3.18
5.001 - 6.000                                             155            12,445,712               25.58
6.001 - 7.000                                             309            24,106,748               49.55
7.001 - 8.000                                             119             8,643,912               17.77
8.001 - 9.000                                              18             1,437,897                2.96
9.001 - 10.000                                              2               273,215                0.56
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------

Subsequent Adjustment Date


Subsequent Adjustment                               Number of             Aggregate       Percentage of
Date                                           Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
June-04                                                     1              $184,379                0.38 %
July-04                                                    40             3,049,388                6.27
August-04                                                  18             1,640,707                3.37
September-04                                               40             3,352,296                6.89
October-04                                                156            12,450,349               25.59
November-04                                               203            16,040,627               32.97
December-04                                               162            11,936,485               24.53
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




Range of Months to Adjustment Date


Range of Months                                     Number of             Aggregate       Percentage of
to Adjustment Date                             Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
0 - 6                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------



Maximum Mortgage Rates

Range of Maximum                                    Number of             Aggregate       Percentage of
Mortgage Rates (%)                             Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
13.501 - 14.000                                             1              $110,601                0.23 %
14.001 - 14.500                                             2               204,029                0.42
14.501 - 15.000                                             3               276,489                0.57
15.001 - 15.500                                             8               901,854                1.85
15.501 - 16.000                                            37             3,744,393                7.70
16.001 - 16.500                                            47             5,055,002               10.39
16.501 - 17.000                                            81             7,708,965               15.84
17.000 - 17.500                                           103             8,271,037               17.00
17.501 - 18.000                                           111             8,342,187               17.15
18.001 - 18.500                                            63             4,325,223                8.89
18.501 - 19.000                                            53             3,636,774                7.47
19.001 - 19.500                                            31             2,057,448                4.23
19.501 - 20.000                                            33             1,595,709                3.28
20.001+                                                    47             2,424,517                4.98
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates


Range of Minimum Mortgage                           Number of             Aggregate       Percentage of
Rates (%)                                      Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
6.001 - 7.000                                               1              $110,601                0.23 %
7.001 - 8.000                                               5               480,518                0.99
8.001 - 9.000                                              34             3,735,845                7.68
9.001 - 10.000                                            129            12,789,836               26.29
10.001 - 11.000                                           207            16,203,870               33.30
11.001 - 12.000                                           128             8,765,488               18.02
12.001 - 13.000                                            67             4,083,375                8.39
13.001 - 14.000                                            30             1,469,497                3.02
14.001 - 15.000                                            12               767,065                1.58
15.001 - 16.000                                             3               129,013                0.27
16.001 - 17.000                                             3                94,495                0.19
18.001 - 19.000                                             1                24,625                0.05
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




Initial Periodic Rate Cap


Initial Periodic Rate                               Number of             Aggregate       Percentage of
Cap (%)                                        Mortgage Loans     Principal Balance    Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
1.000                                                      92            $7,550,642               15.52 %
1.500                                                     510            39,135,114               80.44
2.000                                                       1                24,607                0.05
3.000                                                      17             1,943,867                4.00
-------------------------------------------------------------------------------------------------------
Total                                                     620           $48,654,230              100.00 %
-------------------------------------------------------------------------------------------------------




Subsequent Periodic Rate Cap

Subsequent Periodic                                 Number of            Aggregate        Percentage of
Rate Cap (%)                                   Mortgage Loans    Principal Balance     Loan Subgroup 2A
-------------------------------------------------------------------------------------------------------
1.000                                                      32           $3,087,797                 6.35 %
1.500                                                     561           43,182,386                88.75
2.000                                                      11              873,331                 1.79
3.000                                                      16            1,510,716                 3.11
-------------------------------------------------------------------------------------------------------
Total                                                     620          $48,654,230               100.00 %
-------------------------------------------------------------------------------------------------------

Summary of Loans in Loan Subgroup 2B                                                  Range
(As of the Mortgage Date)                                                             -----


Characteristics of Adjustable Rate Mortgage Loans and
Fixed Rate Mortgage Loans - Combined
Total Number of Loans                                                     788
Aggregate Principal Balance                                       $64,727,832
Average Principal Balance                                             $82,142        $6,449  to    $615,481
Weighted Average Mortgage Rate                                        10.699%        5.375%  to     18.375%
Weighted Average Original Term to Maturity (months)                       352           120  to         360
Weighted Average Remaining Term to Maturity (months)                      309            76  to         319
Weighted Average Loan-to-Value Ratio                                   76.97%        20.29%  to      95.00%
Weighted Average FICO Credit Score                                        590
Percentage of Pool Secured by 1st Liens                                98.82%
Percentage of Pool Secured by 2nd liens                                 1.18%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                          6.452%        1.000%  to     11.200%
Weighted Average Maximum Mortgage Rate                                17.539%       14.375%  to     25.125%
Weighted Average Minimum Mortgage Rate                                10.622%        7.375%  to     18.125%


Mortgage Loan Programs


                                                    Number of             Aggregate       Percentage of
Loan Programs                                  Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
6MO LIBOR                                                 583           $56,427,560                87.18 %
FIXED 15YR                                                 80            $2,061,876                3.19
FIXED 30YR                                                 94            $5,445,241                8.41
FIXED 10YR -2nd                                             4               $52,883                0.08
FIXED 15YR -2nd                                            26              $708,734                1.09
FIX30/15 BAL                                                1               $31,538                0.05
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances



Range of Mortgage Loan                              Number of             Aggregate       Percentage of
Principal Balances ($)                         Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
$0 - $25000                                               115            $2,135,991                3.30 %
$25000.01 - $50000                                        227             8,311,618               12.84
$50000.01 - $75000                                        181            11,212,043               17.32
$75000.01 - $100000                                        83             7,115,475               10.99
$100000.01 - $ 150000                                      88            10,660,854               16.47
$150000.01 - $ 200000                                      32             5,422,859                8.38
$200000.01 - $ 250000                                      15             3,345,483                5.17
$250000.01 - $ 300000                                      23             6,273,518                9.69
$300000.01 - $ 350000                                       6             1,983,829                3.06
$350000.01 - $ 400000                                       4             1,472,386                2.27
$400000.01 - $ 450000                                       5             2,115,622                3.27
$450000.01 - $ 500000                                       6             2,924,878                4.52
$500000.01 - $ 550000                                       1               534,882                0.83
$600000.01 - $ 650000                                       2             1,218,394                1.88
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------




Mortgage Rates



Range of Mortgage                                   Number of             Aggregate       Percentage of
Rates (%)                                      Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
5.001 - 5.500                                               2              $142,133                0.22 %
5.501 - 6.000                                               4               498,959                0.77
6.501 - 7.000                                               1               270,819                0.42
7.001 - 7.500                                               6             1,094,600                1.69
7.501 - 8.000                                               5               724,976                1.12
7.501 - 8.000                                               5               483,061                0.99
8.001 - 8.500                                              18             1,959,129                3.03
8.501 - 9.000                                              23             3,838,506                5.93
9.001 - 9.500                                              50             7,151,852               11.05
9.501 - 10.000                                             85            10,262,830               15.86
10.001 - 10.500                                            92             9,464,702               14.62
10.501 - 11.000                                           104             8,690,152               13.43
11.001 - 11.500                                            82             5,352,606                8.27
11.501 - 12.000                                            51             3,711,287                5.73
12.001 - 12.500                                            30             1,424,444                2.20
12.501 - 13.000                                            50             3,116,023                4.81
13.001 - 13.500                                            35             1,735,383                2.68
13.501 - 14.000                                            28             1,272,768                1.97
14.001 - 14.500                                            25               919,015                1.42
14.501 - 15.000                                            24             1,100,449                1.70
15.001 - 15.500                                            11               383,904                0.59
15.501 - 16.000                                            33               913,000                1.41
16.001 - 16.500                                             8               168,441                0.26
16.501 - 17.000                                             9               271,259                0.42
17.001 - 17.500                                             7               138,861                0.21
17.501 - 18.000                                             3                74,497                0.12
18.001 - 18.500                                             2                47,236                0.07
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------


Remaining Term to Maturity

Range of Remaining Term                             Number of             Aggregate       Percentage of
to Maturity (Months)                           Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
1 - 120                                                     4               $52,883                0.08
121 - 180                                                 107             2,802,148                4.33
301 - 360                                                 677            61,872,801               95.59 %
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------




Loan-to-Value Ratios (Includes CLTVs for 2nd Liens)


Range of Original                                   Number of             Aggregate       Percentage of
Loan-to-Value ratios (%)                       Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
50.00 or Less                                              47            $2,068,178                3.20 %
50.01-55.00                                                14               740,541                1.14
55.01-60.00                                                26             1,039,374                1.61
60.01-65.00                                                56             3,942,988                6.09
65.01-70.00                                                98             7,287,405               11.26
70.01-75.00                                               160            12,084,604               18.67
75.01-80.00                                               182            18,678,408               28.86
80.01-85.00                                                96             8,567,626               13.24
85.01-90.00                                                93             8,230,235               12.72
90.01-95.00                                                16             2,088,473                3.23
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------




State Distribution of Mortgaged Properties

                                                    Number of             Aggregate       Percentage of
State                                          Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
Alabama                                                     1               $38,163                0.06 %
Alaska                                                      1               257,641                0.40
Arizona                                                    18             1,709,445                2.64
Arkansas                                                    5               236,523                0.37
California                                                 64             9,527,008               14.72
Colorado                                                    9             1,025,401                1.58
Connecticut                                                 6               661,835                1.02
District of Columbia                                        5               624,460                0.96
Florida                                                    43             3,068,823                4.74
Georgia                                                    19             1,790,966                2.77
Hawaii                                                      3               170,544                0.26
Idaho                                                       4               291,597                0.45
Illinois                                                   33             3,499,569                5.41
Indiana                                                    27             1,980,279                3.06
Iowa                                                        4               233,471                0.36
Kansas                                                      8               651,627                1.01
Kentucky                                                   18             1,645,059                2.54
Louisiana                                                  22             1,596,531                2.47
Maine                                                       1                35,267                0.05
Maryland                                                   15             1,485,756                2.30
Massachusetts                                               4             1,176,229                1.82
Michigan                                                   60             3,802,579                5.87
Minnesota                                                   7               791,615                1.22
Mississippi                                                11               548,075                0.85
Missouri                                                   24             1,437,735                2.22
Nevada                                                     11             1,284,947                1.99
New Jersey                                                  9             1,155,072                1.78
New Mexico                                                  2               152,043                0.23
New York                                                   15             1,785,878                2.76
North Carolina                                             25             2,158,365                3.33
Ohio                                                       39             1,996,168                3.08
Oklahoma                                                   21             1,373,076                2.12
Oregon                                                     13             1,299,293                2.01
Pennsylvania                                               44             2,212,161                3.42
South Carolina                                              5               404,619                0.63
South Dakota                                                3               111,307                0.17
Tennessee                                                  38             3,025,505                4.67
Texas                                                      92             4,403,185                6.80
Utah                                                       11             1,197,001                1.85
Vermont                                                     2               105,331                0.16
Virginia                                                   15             1,319,550                2.04
Washington                                                 11             1,159,502                1.79
West Virginia                                               1                26,440                0.04
Wisconsin                                                  17             1,192,256                1.84
Wyoming                                                     2                79,937                0.12
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------




FICO Credit Scores

                                                    Number of             Aggregate       Percentage of
Range of FICO Credit Scores                    Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
781 - 800                                                   1              $207,216                0.32 %
761 - 780                                                   1                35,306                0.05
741 - 760                                                   1                29,991                0.05
721 - 740                                                   2               123,150                0.19
701 - 720                                                   4               296,867                0.46
681 - 700                                                  11             1,117,040                1.73
661 - 680                                                  13               942,176                1.46
641 - 660                                                  70             6,734,628               10.40
621 - 640                                                 101             9,418,445               14.55
601 - 620                                                  91             8,150,189               12.59
581 - 600                                                 111            10,090,216               15.59
561 - 580                                                 108             8,725,497               13.48
541 - 560                                                  91             7,228,420               11.17
521 - 540                                                  71             4,546,862                7.02
501 - 520                                                  66             4,449,921                6.87
500 or Less                                                31             1,567,651                2.42
NOT SCORED                                                 15             1,064,255                1.64
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------




Types of Mortgaged Properties

                                                    Number of             Aggregate       Percentage of
Property Types                                 Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
Single Family Residence                                   687           $55,041,989               85.04 %
Planned Unit Development                                   27            $4,140,496                6.40
Low-Rise Condominium                                       17            $1,508,030                2.33
2-4 Family Residence                                       28            $2,061,137                3.18
Manufactured Housing (treated as real property)            29            $1,976,180                3.05
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------


Purpose of Mortgage Loans

                                                    Number of             Aggregate       Percentage of
Loan Purpose                                   Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                      482           $37,147,095               57.39 %
Purchase                                                  224            20,565,188               31.77
Refinance (Rate-Term)                                      82             7,015,550               10.84
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------




Occupancy Types of the Mortgage Loans

                                                    Number of             Aggregate       Percentage of
Occupancy Type                                 Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
Primary Residence                                         747           $62,948,295               97.25 %
Investment Property                                        37             1,659,656                2.56
Secondary Residence                                         4               119,880                0.19
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------


Document Type

                                                    Number of             Aggregate       Percentage of
Document Type                                  Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
Full                                                      582           $46,404,059               71.69 %
Stated Income                                             184            16,244,055               25.10
Simple                                                     22             2,079,718                3.21
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------





Gross Margin


Range of Gross                                      Number of             Aggregate       Percentage of
Margins (%)                                    Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
0.001 - 1.000                                               1               $41,479                0.06 %
4.001 - 5.000                                              17             1,866,535                2.88
5.001 - 6.000                                             132            16,508,653               25.50
6.001 - 7.000                                             299            26,891,311               41.55
7.001 - 8.000                                             120             9,865,755               15.24
8.001 - 9.000                                              10             1,108,684                1.71
9.001 - 10.000                                              3               103,207                0.16
11.001 - 12.000                                             1                41,937                0.06
-------------------------------------------------------------------------------------------------------
Total                                                     788           $64,727,832              100.00 %
-------------------------------------------------------------------------------------------------------

Subsequent Adjustment Date



Subsequent Adjustment                               Number of             Aggregate       Percentage of
Date                                           Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
July-04                                                    22            $1,625,172                2.88 %
August-04                                                  20             2,895,752                5.13
September-04                                               29             4,489,176                7.96
October-04                                                162            16,136,309               28.60
November-04                                               210            17,211,241               30.50
December-04                                               140            14,069,910               24.93
-------------------------------------------------------------------------------------------------------
Total                                                     583           $56,427,560              100.00 %
-------------------------------------------------------------------------------------------------------




Range of Months to Adjustment Date


Range of Months                                     Number of             Aggregate       Percentage of
to Adjustment Date                             Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
0 - 6                                                     583           $56,427,560              100.00 %
-------------------------------------------------------------------------------------------------------
Total                                                     583           $56,427,560              100.00 %
-------------------------------------------------------------------------------------------------------






Maximum Mortgage Rates

Range of Maximum                                    Number of             Aggregate       Percentage of
Mortgage Rates (%)                             Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
14.001 - 14.500                                             4              $718,451                1.27 %
14.501 - 15.000                                             6               829,124                1.47
15.001 - 15.500                                            20             2,634,161                4.67
15.501 - 16.000                                            20             3,322,503                5.89
16.001 - 16.500                                            45             7,492,886               13.28
16.501 - 17.000                                            76             9,590,406               17.00
17.000 - 17.500                                            78             7,983,149               14.15
17.501 - 18.000                                            85             7,620,319               13.50
18.001 - 18.500                                            69             4,839,928                8.58
18.501 - 19.000                                            37             2,944,862                5.22
19.001 - 19.500                                            22             1,245,176                2.21
19.501 - 20.000                                            37             2,732,885                4.84
20.001+                                                    84             4,473,709                7.93
-------------------------------------------------------------------------------------------------------
Total                                                     583           $56,427,560              100.00 %
-------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates


Range of Minimum Mortgage                           Number of             Aggregate       Percentage of
Rates (%)                                      Mortgage Loans     Principal Balance    Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
7.001 - 8.000                                               8            $1,338,507                2.37 %
8.001 - 9.000                                              33             4,725,594                8.37
9.001 - 10.000                                            116            16,311,615               28.91
10.001 - 11.000                                           169            17,135,976               30.37
11.001 - 12.000                                           114             8,464,098               15.00
12.001 - 13.000                                            57             3,869,794                6.86
13.001 - 14.000                                            49             2,770,480                4.91
14.001 - 15.000                                            21             1,195,765                2.12
15.001 - 16.000                                            11               443,918                0.79
16.001 - 17.000                                             3               112,051                0.20
17.001 - 18.000                                             1                25,068                0.04
18.001 - 19.000                                             1                34,693                0.06
-------------------------------------------------------------------------------------------------------
Total                                                     583           $56,427,560              100.00 %
-------------------------------------------------------------------------------------------------------




Initial Periodic Rate Cap

Initial Periodic Rate                        Number of                Aggregate            Percentage of
Cap (%)                                 Mortgage Loans        Principal Balance         Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
1.000                                               75               $8,665,038                    15.36 %
1.500                                              491               45,963,684                    81.46
2.000                                                2                  190,044                     0.34
3.000                                               15                1,608,794                     2.85
-------------------------------------------------------------------------------------------------------
Total                                              583              $56,427,560                   100.00 %
-------------------------------------------------------------------------------------------------------



Subsequent Periodic Rate Cap


Subsequent Periodic                          Number of                Aggregate            Percentage of
Rate Cap (%)                            Mortgage Loans        Principal Balance         Loan Subgroup 2B
-------------------------------------------------------------------------------------------------------
1.000                                               38               $4,812,104                     8.53 %
1.500                                              524               49,569,124                    87.85
2.000                                               12                1,096,620                     1.94
3.000                                                9                  949,712                     1.68
-------------------------------------------------------------------------------------------------------
Total                                              583              $56,427,560                   100.00 %
-------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2


    THE                                                                                                Distribution Date:  6/25/04
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318


                                              Certificateholder Monthly Distribution

----------------------------------------------------------------------------------------------------------------------------------
                                                      Certificate                                    Pass
                                     Class                Rate                Beginning             Through           Principal
  Class          Cusip            Description             Type                 Balance              Rate (%)         Distribution

   AF1         126671JQ0            Senior             Fix-30/360                    0.00           7.320000                0.00
   AF2         126671JR8            Senior             Fix-30/360                    0.00           7.160000                0.00
   AF3         126671JS6            Senior             Fix-30/360                    0.00           7.300000                0.00
   AF4         126671JT4            Senior             Fix-30/360                    0.00           7.490000                0.00
   AF5         126671JU1            Senior             Fix-30/360           15,189,847.22           7.810000        1,188,672.76
   AF6         126671JV9            Senior             Fix-30/360           18,766,913.58           7.410000          393,735.43
   AF7         126671JW7            Senior             Fix-30/360               20,000.00           7.410000                0.00
   FIO         126671KL9           Strip IO            Fix-30/360           42,455,031.22           0.000000                0.00
   AV1         126671KA3            Senior            Var-Act/360           32,333,679.22           1.325000                0.00
   AV2         126671KB1            Senior            Var-Act/360           38,335,309.69           1.340000                0.00
   IO2         126671KM7           Strip IO            Fix-30/360           51,747,421.52           0.000000                0.00
   IO3         126671KM7           Strip IO            Fix-30/360           68,480,471.69           0.000000                0.00
    R             N/A               Senior             Fix-30/360                    0.00           0.000000                0.00
----------------------------------------------------------------------------------------------------------------------------------
   MF1         126671JX5           Mezzanine           Fix-30/360            3,532,612.68           7.990000                0.00
   MF2         126671JY3           Mezzanine           Fix-30/360            3,061,597.65           8.480000                0.00
    BF         126671JZ0            Junior             Fix-30/360            1,884,060.09           9.460000                0.00
   MV1         126671KC9           Mezzanine          Var-Act/360           27,235,000.00           1.750000                0.00
   MV2         126671KD7           Mezzanine          Var-Act/360           18,544,055.70           2.250000        6,240,680.19
    BV         126671KE5            Junior            Var-Act/360            3,779,848.62           3.050000          605,150.86
----------------------------------------------------------------------------------------------------------------------------------
  Totals                                                                   162,682,924.45                           8,428,239.24
----------------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


----------------------------------------------------------------------------------------------------------------------------------
                                                                               Current                                  Cumulative
                                 Interest                Total                Realized           Ending                  Realized
  Class          Cusip         Distribution          Distribution              Losses            Balance                 Losses

   AF1         126671JQ0                0.00                 0.00                    0.00               0.00                0.00
   AF2         126671JR8                0.00                 0.00                    0.00               0.00                0.00
   AF3         126671JS6                0.00                 0.00                    0.00               0.00                0.00
   AF4         126671JT4                0.00                 0.00                    0.00               0.00                0.00
   AF5         126671JU1           98,860.59         1,287,533.35                    0.00      14,001,174.47                0.00
   AF6         126671JV9          115,885.69           509,621.13                    0.00      18,373,178.14                0.00
   AF7         126671JW7              123.50               123.50                    0.00          20,000.00                0.00
   FIO         126671KL9           68,248.84            68,248.84                    0.00      40,872,623.03                0.00
   AV1         126671KA3           36,891.83            36,891.83                    0.00      32,333,679.22                0.00
   AV2         126671KB1           44,234.69            44,234.69                    0.00      38,335,309.69                0.00
   IO2         126671KM7          351,678.46           351,678.46                    0.00      50,165,013.33                0.00
   IO3         126671KM7          433,446.77           433,446.77                    0.00      66,898,063.50                0.00
    R             N/A                   0.00                 0.00                    0.00               0.00                0.00
----------------------------------------------------------------------------------------------------------------------------------
   MF1         126671JX5           23,521.31            23,521.31                    0.00       3,532,612.68                0.00
   MF2         126671JY3           21,635.29            21,635.29                    0.00       3,061,597.65                0.00
    BF         126671JZ0           14,852.67            14,852.67                    0.00       1,884,060.09                0.00
   MV1         126671KC9           41,041.63            41,041.63                    0.00      27,235,000.00                0.00
   MV2         126671KD7           35,929.11         6,276,609.30                    0.00      12,303,375.51                0.00
    BV         126671KE5            9,927.35           615,078.21                    0.00       3,174,697.76                0.00
----------------------------------------------------------------------------------------------------------------------------------
  Totals                        1,296,277.73         9,724,516.98                    0.00     154,254,685.21                0.00
----------------------------------------------------------------------------------------------------------------------------------


    THE                                                                                                Distribution Date:  6/25/04
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318


                                                  Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------

                                       Original            Beginning           Scheduled                            Unscheduled
                                      Certificate         Certificate          Principal          Accretion          Principal
  Class          Cusip                  Balance             Balance          Distribution         Principal         Adjustments
----------------------------------------------------------------------------------------------------------------------------------
   AF1         126671JQ0             66,780,000.00                0.00               0.00               0.00                0.00
   AF2         126671JR8             14,310,000.00                0.00               0.00               0.00                0.00
   AF3         126671JS6             43,990,000.00                0.00               0.00               0.00                0.00
   AF4         126671JT4             22,260,000.00                0.00               0.00               0.00                0.00
   AF5         126671JU1             25,440,000.00       15,189,847.22       1,188,672.76               0.00                0.00
   AF6         126671JV9             20,120,000.00       18,766,913.58         393,735.43               0.00                0.00
   AF7         126671JW7                 20,000.00           20,000.00               0.00               0.00                0.00
   FIO         126671KL9            212,000,000.00       42,455,031.22               0.00               0.00                0.00
   AV1         126671KA3            300,000,000.00       32,333,679.22               0.00               0.00                0.00
   AV2         126671KB1            471,798,000.00       38,335,309.69               0.00               0.00                0.00
   IO2         126671KM7            325,730,600.00       51,747,421.52               0.00               0.00                0.00
   IO3         126671KM7            512,269,400.00       68,480,471.69               0.00               0.00                0.00
    R             N/A                         0.00                0.00               0.00               0.00                0.00
----------------------------------------------------------------------------------------------------------------------------------
   MF1         126671JX5              7,950,000.00        3,532,612.68               0.00               0.00                0.00
   MF2         126671JY3              6,890,000.00        3,061,597.65               0.00               0.00                0.00
    BF         126671JZ0              4,240,000.00        1,884,060.09               0.00               0.00                0.00
   MV1         126671KC9             27,235,000.00       27,235,000.00               0.00               0.00                0.00
   MV2         126671KD7             27,235,000.00       18,544,055.70       6,240,680.19               0.00                0.00
    BV         126671KE5             11,732,000.00        3,779,848.62         605,150.86               0.00                0.00
----------------------------------------------------------------------------------------------------------------------------------
  Totals                          1,050,000,000.00      162,682,924.45       8,428,239.24               0.00                0.00
----------------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


----------------------------------------------------------------------------------------------------------------------------------
                                      Net               Current             Ending               Ending
                                   Principal            Realized          Certificate         Certificate
  Class          Cusip           Distribution            Losses             Balance              Factor
----------------------------------------------------------------------------------------------------------------------------------
   AF1         126671JQ0                      0.00                0.00               0.00      0.00000000000
   AF2         126671JR8                      0.00                0.00               0.00      0.00000000000
   AF3         126671JS6                      0.00                0.00               0.00      0.00000000000
   AF4         126671JT4                      0.00                0.00               0.00      0.00000000000
   AF5         126671JU1              1,188,672.76                0.00      14,001,174.47      0.55036063161
   AF6         126671JV9                393,735.43                0.00      18,373,178.14      0.91317982813
   AF7         126671JW7                      0.00                0.00          20,000.00      1.00000000000
   FIO         126671KL9                      0.00                0.00      40,872,623.03      0.19279539165
   AV1         126671KA3                      0.00                0.00      32,333,679.22      0.10777893073
   AV2         126671KB1                      0.00                0.00      38,335,309.69      0.08125365027
   IO2         126671KM7                      0.00                0.00      50,165,013.33      0.15400767791
   IO3         126671KM7                      0.00                0.00      66,898,063.50      0.13059156666
    R             N/A                         0.00                0.00               0.00      0.00000000000
----------------------------------------------------------------------------------------------------------------------------------
   MF1         126671JX5                      0.00                0.00       3,532,612.68      0.44435379566
   MF2         126671JY3                      0.00                0.00       3,061,597.65      0.44435379566
    BF         126671JZ0                      0.00                0.00       1,884,060.09      0.44435379566
   MV1         126671KC9                      0.00                0.00      27,235,000.00      1.00000000000
   MV2         126671KD7              6,240,680.19                0.00      12,303,375.51      0.45174868770
    BV         126671KE5                605,150.86                0.00       3,174,697.76      0.27060158204
----------------------------------------------------------------------------------------------------------------------------------
  Totals                              8,428,239.24                0.00     154,254,685.21
----------------------------------------------------------------------------------------------------------------------------------


    THE                                                                                                Distribution Date:  6/25/04
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318


                                                   Interest Distribution Detail
----------------------------------------------------------------------------------------------------------

               Beginning                   Pass             Accrued          Cumulative
              Certificate                Through            Optimal            Unpaid             Deferred
  Class         Balance                  Rate (%)          Interest           Interest            Interest
----------------------------------------------------------------------------------------------------------
   AF1           0.00                    7.320000              0.00               0.00               0.00
   AF2           0.00                    7.160000              0.00               0.00               0.00
   AF3           0.00                    7.300000              0.00               0.00               0.00
   AF4           0.00                    7.490000              0.00               0.00               0.00
   AF5       15,189,847.22               7.810000         98,860.59               0.00               0.00
   AF6       18,766,913.58               7.410000        115,885.69               0.00               0.00
   AF7         20,000.00                 7.410000            123.50               0.00               0.00
   FIO       42,455,031.22               0.000000              0.00               0.00               0.00
   AV1       32,333,679.22               1.325000         36,891.83               0.00               0.00
   AV2       38,335,309.69               1.340000         44,234.69               0.00               0.00
   IO2       51,747,421.52               0.000000              0.00               0.00               0.00
   IO3       68,480,471.69               0.000000              0.00          57,204.12               0.00
    R            0.00                    0.000000              0.00               0.00               0.00
----------------------------------------------------------------------------------------------------------
   MF1       3,532,612.68                7.990000         23,521.31               0.00               0.00
   MF2       3,061,597.65                8.480000         21,635.29               0.00               0.00
    BF       1,884,060.09                9.460000         14,852.67               0.00               0.00
   MV1       27,235,000.00               1.750000         41,041.63               0.00               0.00
   MV2       18,544,055.70               2.250000         35,929.11               0.00               0.00
    BV       3,779,848.62                3.050000          9,927.35               0.00               0.00
----------------------------------------------------------------------------------------------------------
  Totals    162,682,924.45                               442,903.66          57,204.12               0.00
----------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


----------------------------------------------------------------------------------------------------------
               Beginning                   Total               Net             Unscheduled
              Certificate                Interest            Prepayment          Interest         Interest
  Class         Balance                     Due            Int Shortfall        Adjustment          Paid
----------------------------------------------------------------------------------------------------------
   AF1           0.00                         0.00              0.00               0.00               0.00
   AF2           0.00                         0.00              0.00               0.00               0.00
   AF3           0.00                         0.00              0.00               0.00               0.00
   AF4           0.00                         0.00              0.00               0.00               0.00
   AF5       15,189,847.22               98,860.59              0.00               0.00          98,860.59
   AF6       18,766,913.58              115,885.69              0.00               0.00         115,885.69
   AF7         20,000.00                    123.50              0.00               0.00             123.50
   FIO       42,455,031.22                    0.00              0.00               0.00          68,248.84
   AV1       32,333,679.22               36,891.83              0.00               0.00          36,891.83
   AV2       38,335,309.69               44,234.69              0.00               0.00          44,234.69
   IO2       51,747,421.52                    0.00              0.00               0.00         351,678.46
   IO3       68,480,471.69                    0.00              0.00               0.00         433,446.77
    R            0.00                         0.00              0.00               0.00               0.00
----------------------------------------------------------------------------------------------------------
   MF1       3,532,612.68                23,521.31              0.00               0.00          23,521.31
   MF2       3,061,597.65                21,635.29              0.00               0.00          21,635.29
    BF       1,884,060.09                14,852.67              0.00               0.00          14,852.67
   MV1       27,235,000.00               41,041.63              0.00               0.00          41,041.63
   MV2       18,544,055.70               35,929.11              0.00               0.00          35,929.11
    BV       3,779,848.62                 9,927.35              0.00               0.00           9,927.35
----------------------------------------------------------------------------------------------------------
  Totals    162,682,924.45              442,903.66              0.00               0.00       1,296,277.73
----------------------------------------------------------------------------------------------------------


    THE                                                                                                Distribution Date:  6/25/04
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318


                                                   Current Payment Information
                                                        Factors per $1,000

-----------------------------------------------------------------------------------------------
                                        Original           Beginning Cert.
                                      Certificate             Notional              Principal
  Class          Cusip                  Balance               Balance              Distribution
-----------------------------------------------------------------------------------------------
   AF1         126671JQ0             66,780,000.00            0.000000000           0.000000000
   AF2         126671JR8             14,310,000.00            0.000000000           0.000000000
   AF3         126671JS6             43,990,000.00            0.000000000           0.000000000
   AF4         126671JT4             22,260,000.00            0.000000000           0.000000000
   AF5         126671JU1             25,440,000.00          597.085189629          46.724558020
   AF6         126671JV9             20,120,000.00          932.749183690          19.569355565
   AF7         126671JW7                 20,000.00        1,000.000000000           0.000000000
   FIO         126671KL9            212,000,000.00          200.259581226           0.000000000
   AV1         126671KA3            300,000,000.00          107.778930733           0.000000000
   AV2         126671KB1            471,798,000.00           81.253650270           0.000000000
   IO2         126671KM7            325,730,600.00          158.865705341           0.000000000
   IO3         126671KM7            512,269,400.00          133.680582307           0.000000000
    R             N/A                         0.00            0.000000000           0.000000000
-----------------------------------------------------------------------------------------------
   MF1         126671JX5              7,950,000.00          444.353795660           0.000000000
   MF2         126671JY3              6,890,000.00          444.353795660           0.000000000
    BF         126671JZ0              4,240,000.00          444.353795660           0.000000000
   MV1         126671KC9             27,235,000.00        1,000.000000000           0.000000000
   MV2         126671KD7             27,235,000.00          680.890607630         229.141919930
    BV         126671KE5             11,732,000.00          322.182800989          51.581218950
-----------------------------------------------------------------------------------------------
  Totals                          1,050,000,000.00          154.936118524           8.026894514
-----------------------------------------------------------------------------------------------


[TABLE CONTINUED]


-----------------------------------------------------------------------------------------------
                                                       Ending Cert.               Pass
                           Interest Notional Through
  Class          Cusip           Distribution             Balance               Rate (%)
-----------------------------------------------------------------------------------------------
AF1            126671JQ0               0.000000000            0.000000000              7.320000
AF2            126671JR8               0.000000000            0.000000000              7.160000
AF3            126671JS6               0.000000000            0.000000000              7.300000
AF4            126671JT4               0.000000000            0.000000000              7.490000
AF5            126671JU1               3.886029443          550.360631609              7.810000
AF6            126671JV9               5.759726209          913.179828125              7.410000
AF7            126671JW7               6.175000000        1,000.000000000              7.410000
FIO            126671KL9               0.321928486          192.795391651              0.000000
AV1            126671KA3               0.122972766          107.778930733              1.325000
AV2            126671KB1               0.093757684           81.253650270              1.340000
IO2            126671KM7               1.079660492          154.007677909              0.000000
IO3            126671KM7               0.846130507          130.591566664              0.000000
R              N/A                     0.000000000            0.000000000              0.000000
-----------------------------------------------------------------------------------------------
MF1            126671JX5               2.958655689          444.353795660              7.990000
MF2            126671JY3               3.140100156          444.353795660              8.480000
BF             126671JZ0               3.502989089          444.353795660              9.460000
MV1            126671KC9               1.506944444        1,000.000000000              1.750000
MV2            126671KD7               1.319225552          451.748687700              2.250000
BV             126671KE5               0.846177329          270.601582039              3.050000
-----------------------------------------------------------------------------------------------
Totals                                 1.234550219          146.909224010
-----------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318



Pool Level Data

Distribution Date                                                                                         6/25/04
Cut-off Date                                                                                              11/1/00
Determination Date                                                                                         6/1/04
Accrual Period 30/360                                   Begin                                               5/1/4
                                                        End                                                6/1/04
Number of Days in 30/360 Accrual Period                                                                        30
Accrual Period Actual Days                              Begin                                             5/25/04
                                                        End                                               6/25/04
Number of Days in Actual Accrual Period                                                                        31


------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                               212,000,000.00

Group 1 Beginning Aggregate Certificate Balance                                                     42,455,031.22
Group 1 Ending Aggregate Certificate Balance                                                        40,872,623.03


Beginning Aggregate Pool Stated Principal Balance                                                   42,455,031.22
Ending Aggregate Pool Stated Principal Balance                                                      40,872,623.03

Beginning Aggregate Loan Count                                                                                583
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                20
Ending Aggregate Loan Count                                                                                   563

Beginning Weighted Average Loan Rate (WAC)                                                             10.727002%
Ending Weighted Average Loan Rate (WAC)                                                                10.714222%

Beginning Net Weighted Average Loan Rate                                                               10.227002%
Ending Net Weighted Average Loan Rate                                                                  10.214222%

Weighted Average Maturity (WAM) (Months)                                                                      272

Servicer Advances                                                                                      110,960.89

Aggregate Pool Prepayment                                                                            1,537,913.86
Pool Prepayment Rate                                                                                  35.8045 CPR

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318




Group 2
-------

Cut-Off Date Balance                                                                               325,730,600.00

Group 2 Beginning Aggregate Certificate Balance                                                     51,747,421.52
Group 2 Ending Aggregate Certificate Balance                                                        48,654,230.14

Beginning Aggregate Pool Stated Principal Balance                                                   51,747,421.52
Ending Aggregate Pool Stated Principal Balance                                                      48,654,230.14

Beginning Aggregate Loan Count                                                                                645
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                25
Ending Aggregate Loan Count                                                                                   620

Beginning Weighted Average Loan Rate (WAC)                                                             10.487179%
Ending Weighted Average Loan Rate (WAC)                                                                10.503019%

Beginning Net Weighted Average Loan Rate                                                                9.987179%
Ending Net Weighted Average Loan Rate                                                                  10.003019%

Weighted Average Maturity (WAM) (Months)                                                                      317

Servicer Advances                                                                                      171,881.13

Aggregate Pool Prepayment                                                                            3,062,159.02
Pool Prepayment Rate                                                                                  51.9261 CPR



Group 3
-------

Cut-Off Date Balance                                                                               512,269,400.00

Group 3 Beginning Aggregate Certificate Balance                                                     68,480,471.69
Group 3 Ending Aggregate Certificate Balance                                                        64,727,832.02

Beginning Aggregate Pool Stated Principal Balance                                                   68,480,471.69
Ending Aggregate Pool Stated Principal Balance                                                      64,727,832.02

Beginning Aggregate Loan Count                                                                                837
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                49
Ending Aggregate Loan Count                                                                                   788

Beginning Weighted Average Loan Rate (WAC)                                                             10.694373%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318




Group 3

Ending Weighted Average Loan Rate (WAC)                                                                10.699323%

Beginning Net Weighted Average Loan Rate                                                               10.194373%
Ending Net Weighted Average Loan Rate                                                                  10.199323%

Weighted Average Maturity (WAM) (Months)                                                                      309

Servicer Advances                                                                                      256,235.49

Aggregate Pool Prepayment                                                                            3,703,554.27
Pool Prepayment Rate                                                                                  48.7105 CPR





Certificate Account

Beginning Balance                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                   9,864,480.04
Liquidation Proceeds                                                                                         0.00
All Other Proceeds                                                                                           0.00
Other Amounts                                                                                                0.00

Total Deposits                                                                                       9,864,480.04



Withdrawals
Reimbursement of Servicer Advances                                                                           0.00
Payment of Master Servicer Fees                                                                         61,979.13
Payment of Sub Servicer Fees                                                                                 0.00
Payment of Other Fees                                                                                        0.00
Payment of Insurance Premium(s)                                                                              0.00
Payment of Personal Mortgage Insurance                                                                  77,983.93
Other Permitted Withdrawal per the Pooling and Service Agreement                                             0.00
Payment of Principal and Interest                                                                    9,724,516.97

Total Withdrawals                                                                                    9,864,480.04

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318






Ending Balance                                                                                              -0.00

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                5,805.42
Compensation for Gross PPIS from Servicing Fees                                                          5,805.42
Other Gross PPIS Compensation                                                                                0.00

Total Net PPIS (Non-Supported PPIS)                                                                          0.00

Master Servicing Fees Paid                                                                              61,979.13
Sub Servicing Fees Paid                                                                                      0.00
Insurance Premium(s) Paid                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                   77,983.93
Other Fees Paid                                                                                              0.00

Total Fees                                                                                             139,963.07



------------------------------------------------------------------------------
                           Delinquency Information
------------------------------------------------------------------------------



Group 1
-------

Delinquency                                              30-59 Days         60-89 Days            90+ Days              Totals

Scheduled Principal Balance                            2,069,351.69         626,025.16          178,869.49        2,874,246.34
Percentage of Total Pool Balance                          5.062929%          1.531649%           0.437627%           7.032204%
Number of Loans                                                  22                  7                   5                  34
Percentage of Total Loans                                 3.907638%          1.243339%           0.888099%           6.039076%

Foreclosure
-----------

Scheduled Principal Balance                                    0.00         111,570.62        2,531,673.43        2,643,244.05
Percentage of Total Pool Balance                          0.000000%          0.272972%           6.194057%           6.467028%
Number of Loans                                                   0                  2                  35                  37
Percentage of Total Loans                                 0.000000%          0.355240%           6.216696%           6.571936%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318





Bankruptcy
----------

Scheduled Principal Balance                              153,419.87         113,818.42        3,603,613.50        3,870,851.79
Percentage of Total Pool Balance                          0.375361%          0.278471%           8.816693%           9.470525%
Number of Loans                                                   3                  2                  48                  53
Percentage of Total Loans                                 0.532860%          0.355240%           8.525755%           9.413854%

REO

Scheduled Principal Balance                                    0.00               0.00        1,480,028.50        1,480,028.50
Percentage of Total Pool Balance                          0.000000%          0.000000%           3.621075%           3.621075%
Number of Loans                                                   0                  0                  17                  17
Percentage of Total Loans                                 0.000000%          0.000000%           3.019538%           3.019538%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                                     0.00

Group 2



Delinquency                                              30-59 Days         60-89 Days            90+ Days              Totals
-----------                                              ----------         ----------            --------              ------

Scheduled Principal Balance                            2,465,461.20         244,833.88          832,302.37        3,542,597.45
Percentage of Total Pool Balance                          5.067311%          0.503212%           1.710647%           7.281170%
Number of Loans                                                  31                  3                  10                  44
Percentage of Total Loans                                 5.000000%          0.483871%           1.612903%           7.096774%

Foreclosure
-----------

Scheduled Principal Balance                                    0.00         385,976.15        3,945,447.52        4,331,423.67
Percentage of Total Pool Balance                          0.000000%          0.793304%           8.109156%           8.902461%
Number of Loans                                                   0                  5                  52                  57
Percentage of Total Loans                                 0.000000%          0.806452%           8.387097%           9.193548%

Bankruptcy
----------

Scheduled Principal Balance                              292,309.46         721,817.39        7,164,909.29        8,179,036.14
Percentage of Total Pool Balance                          0.600789%          1.483566%          14.726180%          16.810534%
Number of Loans                                                   5                  7                  78                  90
Percentage of Total Loans                                 0.806452%          1.129032%          12.580645%          14.516129%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318




REO
---

Scheduled Principal Balance                                    0.00               0.00        1,706,014.67        1,706,014.67
Percentage of Total Pool Balance                          0.000000%          0.000000%           3.506406%           3.506406%
Number of Loans                                                   0                  0                  26                  26
Percentage of Total Loans                                 0.000000%          0.000000%           4.193548%           4.193548%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                                     0.00

Group 3
-------

Delinquency                                              30-59 Days         60-89 Days            90+ Days              Totals
-----------                                              ----------         ----------            --------              ------

Scheduled Principal Balance                            4,167,908.28         884,751.79        1,195,247.67        6,247,907.74
Percentage of Total Pool Balance                          6.439129%          1.366880%           1.846575%           9.652583%
Number of Loans                                                  44                 11                  23                  78
Percentage of Total Loans                                 5.583756%          1.395939%           2.918782%           9.898477%

Foreclosure
-----------

Scheduled Principal Balance                                    0.00         406,493.84        6,989,309.94        7,395,803.78
Percentage of Total Pool Balance                          0.000000%          0.628005%          10.797998%          11.426003%
Number of Loans                                                   0                  5                  73                  78
Percentage of Total Loans                                 0.000000%          0.634518%           9.263959%           9.898477%

Bankruptcy
----------

Scheduled Principal Balance                              386,696.90         488,176.22        7,672,705.40        8,547,578.52
Percentage of Total Pool Balance                          0.597420%          0.754198%          11.853796%          13.205415%
Number of Loans                                                   7                 10                  82                  99
Percentage of Total Loans                                 0.888325%          1.269036%          10.406091%          12.563452%

REO
---

Scheduled Principal Balance                                    0.00               0.00        3,670,655.77        3,670,655.77
Percentage of Total Pool Balance                          0.000000%          0.000000%           5.670908%           5.670908%
Number of Loans                                                   0                  0                  43                  43
Percentage of Total Loans                                 0.000000%          0.000000%           5.456853%           5.456853%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318




Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%


Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                                     0.00



------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------



Protection                                                                                        Original             Current
----------                                                                                        --------             -------

Bankruptcy Loss                                                                                       0.00                0.00
Bankruptcy Percentage                                                                            0.000000%           0.000000%
Credit/Fraud Loss                                                                                     0.00       10,500,000.00
Credit/Fraud Loss Percentage                                                                     0.000000%           6.806925%
Special Hazard Loss                                                                                   0.00                0.00
Special Hazard Loss Percentage                                                                   0.000000%           0.000000%

Credit Support                                                                                    Original             Current
--------------                                                                                    --------             -------

Class A                                                                                     964,718,000.00      103,063,341.52
Class A Percentage                                                                              91.877905%          66.813751%

Class MF1                                                                                     7,950,000.00        3,532,612.68
Class MF1 Percentage                                                                             0.757143%           2.290117%

Class MF2                                                                                     6,890,000.00        3,061,597.65
Class MF2 Percentage                                                                             0.656190%           1.984768%

Class BF                                                                                      4,240,000.00        1,884,060.09
Class BF Percentage                                                                              0.403810%           1.221396%

Class MV1                                                                                    27,235,000.00       27,235,000.00
Class MV1 Percentage                                                                             2.593810%          17.655866%

Class MV2                                                                                    27,235,000.00       12,303,375.51
Class MV2 Percentage                                                                             2.593810%           7.976014%

Class BV                                                                                     11,732,000.00        3,174,697.76
Class BV Percentage                                                                              1.117333%           2.058088%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8E
New York, NY 10286
                                                      COUNTRYWIDE HOME LOANS
Officer:   Courtney A. Bartholomew                  ASSET-BACKED CERTIFICATES
           212-815-3236                                   SERIES 2000-4
Associate: AnnMarie Cassano
           212-815-8318



------------------------------------------------------------------------------
                   Seller Loss Coverage Obligation Group 1
------------------------------------------------------------------------------

Group 1 Original Coverage Amount                                                                                  5,830,000.00
Group 1 Current Loss Amount                                                                                               0.00
Group 1 Cumulative Losses                                                                                         2,891,730.15
Group 1 Seller Loss Coverage Remaining                                                                            2,938,269.85



------------------------------------------------------------------------------
                   Seller Loss Coverage Obligation Group 2
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Group 2 Original Coverage Amount                                                                                 20,950,000.00
Group 2 Current Loss Amount                                                                                               0.00
Group 2 Cumulative Losses                                                                                         8,362,571.38
Group 2 Seller Loss Coverage Remaining                                                                           12,587,428.62
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